                                                                    Exhibit 99.2

                               [WSB Letterhead]


                                 July __, 2001


To:  Participants in the Employee Stock Ownership Plan of Workingmens Bank

     As described in the enclosed materials, your proxy as a shareholder of WSB Holding Company ("WSB") is being solicited in connection with an upcoming Special Meeting of Stockholders of WSB, at which stockholders of WSB will consider and vote upon a proposal to adopt an Agreement and Plan of Reorganization, dated as of May 16, 2001 (the "Reorganization Agreement"), by and between ESB Financial Corporation ("ESB") and WSB, pursuant to which, among other things, WSB will be merged with and into ESB. If the merger is approved and consummated each outstanding share of WSB common stock will be converted into the right to receive $17.10 in cash or common stock of ESB at the election of the holder. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of WSB common stock allocated to your account under Wokingmens Bank's Employee Stock Ownership Plan (the "ESOP") will be voted.

     Enclosed with this letter is a proxy statement/prospectus, which describes the matter to be voted upon, a voting instruction ballot for the ESOP, which will permit you to vote the shares allocated to your account under the ESOP, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement/prospectus, I urge you to vote your shares in the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to _____________________________. The trustees of the ESOP will vote as directed the shares held in the ESOP.

     If your voting instructions are not received, the shares allocated to your account will be voted in the same proportion as the shares under the ESOP have voted.

     Your Board of Directors has determined the merger to be fair to and in the best interests of WSB and its stockholders and has unanimously approved the Reorganization Agreement and the transactions contemplated thereby. The Board of Directors unanimously recommends that stockholders vote FOR approval of the Reorganization Agreement.

     On behalf of the Board, I thank you for your attention to this important matter.

                                         Sincerely,



                                         Robert D. Neudorfer
                                         President and Chief Executive Officer
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                              WSB HOLDING COMPANY
                        Special Meeting of Stockholders
                                August __, 2001


     The undersigned, as a holder of Common Stock of WSB Holding Company ("WSB") pursuant to Workingmens Bank's Employee Stock Ownership Plan (the "ESOP"), hereby instructs Joseph Manfred and John P. Mueller, as Trustees for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of WSB which the undersigned holds pursuant to the ESOP at the Special Meeting of Stockholders to be held at the branch office of Workingmens Bank located at located at 5035 Curry Road, Pittsburgh , Pennsylvania, on ____day, August __, 2001 at __:__ _.m., eastern time, or any adjournment thereof.

     Shares of Common Stock of WSB will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares held by you pursuant to the ESOP will be voted FOR the proposal to adopt the Agreement and Plan of Reorganization, dated as of May 16, 2001, by and between ESB Financial Corporation ("ESB") and WSB. If you do not return this ballot, shares held by you pursuant to the ESOP will be voted in the same proportion as the shares under the ESOP have voted.

         IMPORTANT:  PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.
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          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK



                                                      -----------------------
                                                       I plan to attend the
                                                       meeting

                                                              [_]

                                                      -----------------------

1. Proposal to adopt an Agreement and Plan of Reorganization, dated as of May 16, 2001, by and between ESB Financial Corporation ("ESB") and WSB Holding Company ("WSB"), and a related Agreement of Merger (together, the "Reorganization Agreement"), pursuant to which WSB will merge into ESB and each outstanding share of common stock of WSB, will be converted into the right to receive $17.10 in cash or common stock of ESB at the election of the holder, subject to the election, allocation and proration procedures set forth in the Reorganization Agreement.


               FOR                AGAINST               ABSTAIN
               [_]                 [_]                    [_]


2. In their discretion, upon any other matter that may properly come before the Special Meeting of Stockholders or any adjournments thereof.

     The Board of Directors of WSB recommends a vote FOR approval of the Reorganization Agreement. Such votes are hereby solicited by the Board of Directors of WSB.


                     Dated: ____________________________________________, 2001

                     Signature ________________________________________________


                     Signature ________________________________________________
                                                  (print name)

                     Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.